EXHIBIT 2

                             JOINT FILING AGREEMENT

                           (Pursuant to Rule 13d-1(f))

         The undersigned hereby agree that the statement on Schedule 13D to which this agreement is attached is, and any amendment thereto will be, filed with the U.S. Securities and Exchange Commission on behalf of each of the undersigned. This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all together shall constitute one and the same agreement.

                                            CAMERON WORLDWIDE LTD.,
                                            a British Virgin Islands corporation

Dated: August 26, 1998                      By: /s/ JAY SOLOMONT
                                                ----------------
                                            Name: JAY SOLOMONT
                                            Title: DIRECTOR

Dated: August 26, 1998                      /s/ JAY SOLOMONT
                                            ----------------
                                            JAY SOLOMONT